UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2012

SUGARMADE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23446	94-300888
(Commission File Number)	(IRS Employer Identification No.)

2280 Lincoln Avenue, Suite 200, San Jose CA 95125
(Address of Principal Executive Offices)

888-747-6233
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departures of Directors or Certain Officers; Election of Directors;

  Appointment of Certain Officers; Compensatory Arrangements of       Certain Officers.

Effective December 6, 2012, the Board of Directors of Sugarmade, Inc. (the “Company”) appointed Kevin Kearney and Henry Michon to the Board of Directors to fill the vacancies created by the increase in the number of directors.  The Board of Directors also appointed Mr. Stephan Pinto to serve as Chairman of the Board of Directors.

Mr. Kearney, age 59, is the President of Kearney & O’Banion, Inc., which he founded in 1980.  Kearney & O’Banion specializes in commercial properties in San Francisco and the surrounding Bay area and has generated revenues in excess of $180 million.  Mr. Kearney is responsible for marketing and sales efforts, developing and presenting proposals with cost estimates, contract negotiations, pre-construction consulting, and design and project management services.  Since 2001, Mr. Kearney has also been a member of the Board of Directors of Promia, Inc., an established development firm and software provider for cyber security. Promia specializes in providing solutions designed to support highly secure, reliable, scalable and interoperable business applications for large corporations, and its customers include the U.S. Navy, National Security Agency as well as a number of Fortune 500 companies. Mr. Kearney received his MFA, Magna Cum Laude, from the University of California, Davis.

Mr. Michon, age 62, is currently the Senior Vice President of Regional Sales and Merchandising for Safeway, Inc.  Safeway is a Fortune 500 company and the second largest supermarket chain in North America with over 1600 stores and estimated annual revenues of over $40 billion.  Mr. Michon has worked with Safeway since 1990 and has held numerous management positions of increasing responsibility throughout his career with Safeway.  For the last 13 years, Mr. Michon has also been the Board President of the Northern California Food Industries Circle which raises funds for the City of Hope, California.  Mr. Michon has served for the last 10 years as the Board President of the Northern California Food and Drug Industry Alliance which raises funds for Easter Seals.  He has been involved with Easter Seals for the last 20 years and presently serves as a Director on the Board of Directors for Easter Seals of Northern California.  Over the last 25 years, Mr. Michon has been instrumental in raising over $50 million for both of these charitable organizations. Mr. Michon serves on the National Hispanic University Board of Directors located in San Jose, California, and has received numerous awards and national recognition for his humanitarianism, community service and charitable works. Mr. Michon has a Bachelor of Arts Degree in Business and Marketing from Saint Mary’s College.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 6, 2012, the Board of Directors of the Company approved the adoption of Amended and Restated Bylaws to provide for certain changes to the bylaws.  A summary of the changes are as follows:

•

Article I, Section 6 was amended as to its first sentence and shall read: “At each meeting of the Stockholders, the Board Member elected as Chairman, …..” (replacing therefrom the word President)

•

Article II, Section 2 was amended to contain the following as the first sentence: “The Board of Directors shall elect a Chairman by majority vote who shall serve as Chairman for a term as described below as for Director.”

•

Article II, Section 9 was amended as to its first sentence to read: “At each meeting of the Board of Directors, the Board Member elected as Chairman, …..” (replacing therefrom the word President)

•

Article IV Section 7 was amended as follows:

“(a) Chief Executive Officer:  The Chief Executive Officer shall serve at

the pleasure of the Board of Directors and act under the direction of the   Board of Directors and carry out the directives of the Board of Directors.   Among the duties of   the Chief Executive Officer shall be to act as liaison   between the Board of Directors and the appointed Officers and oversee   business affairs of the   Corporation with the duty to manage Board   directives and report to the Board with assessments and suggestions.”

•

A new Section 7(b) was added as follows:

“(b)  President.  The President shall serve at the pleasure of the Board of Directors and shall have the general active management of the business of the Corporation and general and active supervision and direction over the other Officers (but not including the Chief Executive Officer), agents and employees and shall see that their duties are properly performed.  The President shall report to the Chief Executive Officer and shall carry out the directives of the Chief Executive Officer.”

•

A new Section 7(c) was added as follows:

 “(c)  Vice-President(s).  The Vice-President(s) shall serve at the pleasure of the Board and act under the direction of the President.  The duty of the Vice President(s) shall be to act as an advisor to the President and is authorized to have full access to all business affairs of the Corporation.”

This summary of the changes to the Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws which are attached as an exhibit to this Current Report on Form 8-K.

Effective December 6, 2012, the Board of Directors determined to increase the number of directors from 5 to 7.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description
3.2	Amended and Restated Bylaws dated December 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUGARMADE, INC.
/s/ Scott Lantz
Dated: December 11, 2012	By:
Scott Lantz Chief Executive Officer